                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have included our report dated January 15, 1999, except for Note 9 as to which the date is March 9, 1999, and Note 12 as to which the date is April 19, 1999, accompanying the financial statements of 3Dshopping.com contained in this Registration Statement, and we consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the captions "Selected Financial Data" and "Experts".



/s/ FRIEDMAN, MINSK, COLE & FASTOVSKY

Friedman, Minsk, Cole & Fastovsky

Los Angeles, California
May 21, 1999

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have included our report dated April 20, 1999 accompanying the financial statements of Design Bas, Incorporated contained in this Registration Statement, and we consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the captions "Selected Financial Data" and "Experts".


/s/ FRIEDMAN, MINSK, COLE & FASTOVSKY

Friedman, Minsk, Cole & Fastovsky

Los Angeles, California
May 21, 1999